Exhibit 99.2 UNMET NEEDS IN ULCERATIVE COLITIS BT-600 PHASE 1 TRIAL RESULTS July 17, 2024

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact included in this presentation, including statements concerning our plans, objectives, goals, strategies, future events, plans or intentions relating to product candidates, estimates of market size, the anticipated timing, design and conduct of our planned pre-clinical and clinical trials, including with respect to BT-600 and our NaviCap platform and model projections, the anticipated timing for pre-clinical and clinical data, the development of our product candidates, the potential clinical benefits of our product candidates, including efficacy and safety benefits, the potential benefits of strategic partnerships and licensing arrangements and our intent to enter into any strategic partnerships or licensing arrangements, the timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated product development efforts, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “envision,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “projects,” “projecting,” “potential,” “plan,” goal(s),” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this presentation, including competition from third parties with respect to our product candidates; risks related to the supply and manufacturing of and complexity of components in our devices; whether we will be able to develop our precision medicine products, and, if developed, that such product candidates will be authorized for marketing by regulatory authorities, or will be commercially successful; risks related to our continued listing on the Nasdaq Global Market; and those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and elsewhere in such filing and in other subsequent disclosure documents, including our Quarterly Reports on Form 10-Q, filed with the U.S. Securities and Exchange Commission. We cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Forward-looking statements are not historical facts and reflect our current views with respect to future events. Given the significant uncertainties, you should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties and not place undue reliance on these forward-looking statements as predictions of future events. All forward-looking statements in this presentation apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this presentation. We disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Industry and Market Data: We obtained the industry, market, and competitive position data used throughout this presentation from our own internal estimates and research, as well as from industry and general publications, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of the industry and market, which we believe to be reasonable. In addition, while we believe the industry, market, and competitive position data included in this prospectus is reliable and based on reasonable assumptions, we have not independently verified any third-party information, and all such data involve risks and uncertainties and are subject to change based on various factors. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. 2 © 2024 Biora Therapeutics, Inc. All rights reserved.

UNMET NEEDS IN ULCERATIVE COLITIS Bruce E. Sands, MD, MS Chief of the Dr. Henry D. Janowitz Division of Gastroenterology Dr. Burrill B. Crohn Professor of Medicine Icahn School of Medicine at Mount Sinai Mount Sinai Hospital, New York

Clinical presentation of ulcerative colitis E1: PROCTITIS E2: DISTAL COLITIS E1: PANCOLITIS SYMPTOMS SYMPTOMS SYMPTOMS Rectal bleeding, E1 plus diarrhea, E2 plus constitutional tenesmus, urgency abdominal cramping symptoms (fatigue, fever) 30–60% of patients 16–45% of patients 15–35% of patients 4 © 2024 Biora Therapeutics, Inc. All rights reserved.

UC histology findings Normal colon Inactive chronic colitis Mildly active chronic colitis crypt branching and dilation (arrows) neutrophilic infiltrate in lamina propria and epithelium (arrows) Moderately active chronic colitis Severely active chronic colitis neutrophilic and lymphoplasmacytic infiltrate with loss of crypts and thin epithelium (black arrow) and cryptitis/crypt abscesses (arrows) dense lymphoplasmacytic and neutrophilic infiltrate 5 Images courtesy of Dr. Mabel Ko © 2024 Biora Therapeutics, Inc. All rights reserved.

UC has high impact on patient lives ≈1.5 million patients with UC in the United States PATIENTS WHO FELT THEIR CONDITION PSYCHOLOGICAL IMPACT OF UC WAS CONTROLLING THEIR LIVES 84% 82% 70% 62% 53%* 44% 37% 19% UC Asthma Migraine RA Worry about Making life more Feel Sometimes or (n=451) (n=305) (n=305) (n=309) long-term stressful embarassed always feel effects depressed *p<0.05 vs. other chronic conditions Internet survey designed to address a variety of disease impact indices 6 1. Rubin DT, Dubinsky MC, Panaccione R, et al. The impact of ulcerative colitis on patients' lives compared to other chronic diseases: a patient survey. Dig Dis Sci. 2010;55(4):1044-1052. doi:10.1007/s10620-009-0953-7 © 2024 Biora Therapeutics, Inc. All rights reserved. Proportion of patients (%) Proportion of patients (%)

Therapeutic gap in UC INDUCTION OF CLINICAL REMISSION IN UC 7 1. Alsoud D, Verstockt B, Fiocchi C, Vermeire S. Breaking the therapeutic ceiling in drug development in ulcerative colitis. Lancet Gastroenterol Hepatol. 2021;6(7):589-595. doi:10.1016/S2468-1253(21)00065-0 © 2024 Biora Therapeutics, Inc. All rights reserved.

UNMET NEED IN ULCERATIVE COLITIS

Anatomically targeted, topical delivery could improve efficacy and patient outcomes



THERAPEUTIC CHALLENGES	POTENTIAL SOLUTION
1 Difficulty of achieving sufficient drug activity at site of disease	Localized delivery could increase drug activity at the site of disease, which is correlated with improved outcomes[1]
2 Systemic toxicity issues may limit daily dosage of UC drugs	Reduced systemic uptake is designed to reduce toxicity and adverse events
3 Combination therapy is limited by toxicity	Reduced toxicity could enable combination therapy[2]

1. Verstockt B, Alsoud D, van Oostrom J, et al. Tofacitinib tissue exposure correlates with endoscopic outcome. Poster presented at: *17th Congress of the European Crohn's and Colitis Organisation* (ECCO), February 18, 2022, virtual.
2. van Oostrom J, Verstockt B, Hanzel J, et al. Pharmacokinetic stratification of cytokine profiles during anti-TNF induction treatment in moderate-to-severe ulcerative colitis. Poster presented at: *17th Congress of the European Crohn's and Colitis Organisation* (ECCO), February 18, 2022, virtual.

8 © 2024 Biora Therapeutics, Inc. All rights reserved.

NAVICAP TARGETED ORAL DELIVERY Anatomically targeted, topical drug delivery to the colon CONVENTIONAL NAVICAP DIRECT ORAL DELIVERY DELIVERY TO COLON BLOOD TO TISSUE LUMEN TO TISSUE TO BLOOD • Drug is absorbed in the • Achieves tissue exposure through topical delivery to colon upper GI tract and delivered into systemic • Lower drug levels in systemic circulation circulation TISSUE TO BLOOD • Dose limited due to systemic toxicity colon, cross section area of payload release (ascending colon) 9 © 2024 Biora Therapeutics, Inc. All rights reserved.

BT-600 PHASE 1 CLINICAL TRIAL IN HEALTHY PARTICIPANTS Ariella Kelman, MD Chief Medical Officer Biora Therapeutics

NAVICAP TARGETED ORAL DELIVERY PLATFORM Needle-free, oral drug delivery to the colon ORAL ADMINISTRATION Convenient oral capsule the size of a fish-oil pill AUTONOMOUS LOCATION GITrac autolocation technology enables targeted delivery to the colon, 1 regardless of fasted or fed state TARGETED DRUG DELIVERY Method designed to coat the length of the colon with liquid formulation, minimizing systemic uptake 1. Lee SN, Razag G, Stork C, et al. Potential effects of food on a novel Drug Delivery System (DDS) to deliver therapeutic compound into the colon. Poster presented at: Crohn’s & Colitis Congress, January 19-21, 2023, Denver, CO. 11 © 2024 Biora Therapeutics, Inc. All rights reserved.

PHASE 1 CLINICAL TRIAL DESIGN

Evaluate safety and pharmacokinetics of BT-600 (NaviCap + tofacitinib proprietary liquid formulation) in healthy participants


SAD
24 subjects
5mg n=9
Placebo n=3
10mg n=9
Placebo n=3
Placebo or BT-600
Baseline
D1 Blood Stool
D2 Blood Stool
D3 Blood Stool
D8 Blood
MAD
24 subjects
5mg 7x QD n=9
Placebo n=3
10mg 7x QD n=9
Placebo n=3
Placebo or BT-600, 7 days/QD
Baseline Blood Stool
D1
D2
D3
D4
D5
D6
D7
Blood & Stool
D8 Blood Tissue

PATIENT POPULATION	Total of 48 healthy participants (24 SAD and 24 MAD participants)
TRIAL DESIGN	Randomized, double-blind, placebo-controlled clinical trial to evaluate the safety, tolerability, and PK of SAD and MAD doses of BT-600 in healthy participants

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12 © 2024 Biora Therapeutics, Inc. All rights reserved.

PHASE 1 SAD/MAD: TOPLINE RESULTS

All trial objectives met; Precise drug delivery to the colon with limited systemic exposure

PLASMA PHARMACOKINETICS (PK)	**Achieved PK profile consistent with drug delivery in the colon**	• Tofacitinib first detected in blood at ≈6 hours, consistent with colonic delivery • Maximal blood levels were 3–4x lower than seen with Xeljanz[1] • Demonstrated ability to deliver tofacitinib to the colon with lower systemic levels than seen with conventional oral delivery in both SAD/MAD cohorts[1]
COLON TISSUE EXPOSURE	**Pan-colonic drug delivery**	• After delivery to the proximal colon, tofacitinib was detected across multiple biopsy sites in the distal colon • Delivery and distribution of tissue exposure consistent with delivery to the entire colon • Modeling projects tissue levels at or above the estimated IC90 across all three biopsy sites through at least 16 hours
DEVICE FUNCTION	**Accurately delivered to the colon**	• >95% of devices successfully detected colon entry
SAFETY & TOLERABILITY	**Showed safety of daily administration**	• BT-600 was well tolerated by participants in SAD and MAD cohorts

Phase 1 clinical trial data on file, Biora Therapeutics, Inc.

1. These data are derived from different clinical trials at different points in time, with differences in trial design and patient populations. As a result, cross-trial comparisons cannot be made, and no head-to-head clinical trials have been conducted.

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PHASE 1 NAVICAP DEVICE PERFORMANCE

Consistent drug release in the colon, bypassing the upper GI tract

- >95% of devices successfully detected colon entry
- No early drug release before colon entry
- Tight correlation between software device function and PK results
- Data consistent with those previously observed in human device function studies[1]

SOFTWARE ANALYSIS OF POST-DOSE RETRIEVED NAVICAP DEVICES

	SAD	MAD
Devices identified colon entry S4 call	24/24 (100%)	156/162 (96%)
Mean time of colon entry, hours post dose (SD)	5.6 (2.1)	6.6 (3.2)
Mean T_{first}, hours post dose (SD)	6.9 (2.6)	6.9 (2.0)



1
Stomach
2
Duodenum
Small intestine
Jejunum
3
Colon
Ileum
4
Appendix
Rectum
5

Phase 1 clinical trial data on file, Biora Therapeutics, Inc.

1. Lee SN, Razag G, Kelly C, et al. Results of human device function studies for the NaviCap™ Targeted Oral Delivery Platform in healthy volunteers and patients with UC. Poster presented at: Digestive Disease Week, May 18 – 21, 2024, Washington DC.

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PHASE 1 SAD: PK RESULTS PK profile confirms lower systemic levels with 3–4x lower Cmax than Xeljanz XELJANZ: MEAN PLASMA DRUG CONCENTRATION BT-600: MEAN PLASMA DRUG CONCENTRATION 2 1 FOLLOWING ADMINISTRATION OF SINGLE ORAL DOSES FOLLOWING ADMINISTRATION OF SINGLE ORAL DOSES Time after dose (hr) 1. Phase 1 clinical trial data on file, Biora Therapeutics, Inc. 2. Krishnaswami S, Boy M, Chow V, Chan G. Safety, tolerability, and pharmacokinetics of single oral doses of tofacitinib, a Janus kinase inhibitor, in healthy volunteers. Clin Pharmacol Drug Dev. 2015;4(2):83-88. doi:10.1002/cpdd.171 NOTE: These data are derived from different clinical trials at different points in time, with differences in trial design and patient populations. As a result, cross-trial comparisons cannot be made, and no head-to-head clinical trials have been conducted. 15 © 2024 Biora Therapeutics, Inc. All rights reserved. Plasma tofacitinib conc. (ng/mL)

PHASE 1 MAD: PK RESULTS

MAD PK confirms colonic delivery and low systemic exposure

PK Parameters†	BT-600 Multiple Oral Dosing[1] (n=9)				XELJANZ	
	DAY 1		DAY 7			
Dosing Regimen	**5 mg Once Daily**	**10 mg Once Daily**	**5 mg Once Daily**	**10 mg Once Daily**	**5 mg Twice Daily[2]**	**10 mg Single Dose[3]**
T_{first} hours	6 (4–16)	8 (4–10)	N/A	N/A	NR	NR
T_{max} hours	10 (4–10)	8 (4–12)	10 (6–12)	8 (6–10)‡	1.0 (0.5–14.0)	0.5 (0.25–1.0)
C_{max} ng/mL	11.3 (97)	24.2 (27)	11.3 (39)	16.3 (77)	42.7 (26)	88 (10.2)
AUC_{0-24} ng.hr/ml	92.8 (61)	194.0 (21)	115.8 (33)	140.5 (91)	263.4 (15)	283 (80)

† Values for T_{first} and T_{max} represent median (range). Values for C_{max} and AUC_{0-24} represent geometric mean (CV), except Xeljanz single-dose results which represent arithmetic mean (SD).
‡ T_{max} range excludes one device that did not release payload.

1. Phase 1 clinical trial data on file, Biora Therapeutics, Inc.
2. Pfizer, Inc. Xeljanz (tofacitinib) USPI. https://labeling.pfizer.com/showlabeling.aspx?id=959 Revised May 2024. Accessed June 18, 2024.
3. Krishnaswami S, Boy M, Chow V, Chan G. Safety, tolerability, and pharmacokinetics of single oral doses of tofacitinib, a Janus kinase inhibitor, in healthy volunteers. *Clin Pharmacol Drug Dev*. 2015;4(2):83-88.

NOTE: These data are derived from different clinical trials at different points in time, with differences in trial design and patient populations. As a result, cross-trial comparisons cannot be made, and no head-to-head clinical trials have been conducted.

BIORA Therapeutics

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PHASE 1 MAD: PK RESULTS Consistent PK profile with repeat dosing Characteristic, single-subject concentration time curve • Dose dependent, low systemic exposure • Consistent with colonic delivery 5 mg, QD BT-600 x7 days 10 mg, BT-600 x 7 days 50 C max 40 BT-600 5 mg QD x 7 days 30 BT-600 10 mg QD x 7 days 20 10 0 0 12 24 36 48 60 72 84 96 108 120 132 144 156 168 180 192 Time (HR) Time (hr) 1. Phase 1 clinical trial data on file, Biora Therapeutics, Inc. 17 © 2024 Biora Therapeutics, Inc. All rights reserved. Tofacitinib conc. (ng/mL) BT-001 Concentration (ng/mL)

PHASE 1 MAD: BT-600 Evidence of drug delivery across all distal biopsy sites PLASMA CONCENTRATION PROFILE BIOPSY SITES FOR FINAL DOSE (DAY 7) Serum BT-001 Concentration, Subject 2021 20 SPLENIC FLEXURE C max tofacitinib present in 15 15/18 biopsies 10 DESCENDING 5 COLON tofacitinib present in 0 15/18 biopsies 144 156 168 180 Time (HR) SIGMOID COLON ASCENDING COLON tofacitinib present in oral enema biopsy day 7 payload area of payload release 14/18 biopsies dose release laxative • Drug measured in tissue across distal colon sites (following proximal payload delivery) consistent with pan-colonic delivery • Colon tissue absorption demonstrated despite: • Long dose-to-biopsy latency at ≈24 hours (and five half-lives) since final dose • Pre-procedural bowel prep with oral and rectal laxatives • Healthy participants (vs. UC patients who may have enhanced colonic absorption during active disease) Phase 1 clinical trial data on file, Biora Therapeutics, Inc. 18 © 2024 Biora Therapeutics, Inc. All rights reserved. Tofacitinib conc. (ng/mL) BT-001 Concentration (ng/mL)

PHASE 1 MAD: COLON TISSUE EXPOSURE Good correlation between tissue and plasma levels SPLENIC FLEXURE DESCENDING COLON SIGMOID COLON • Plasma levels determined at 20 hours after final dose, while tissue biopsies were obtained at 24 ±2 hours after final dose • Mean tissue concentrations above IC50 across all 3 biopsy sites at ≈24 hours (5 half lives) post dose • Correlation between plasma and tissue levels was used to model tissue levels at earlier time points Phase 1 clinical trial data on file, Biora Therapeutics, Inc. 19 © 2024 Biora Therapeutics, Inc. All rights reserved.

PHASE 1 MAD: COLON TISSUE EXPOSURE

Projected tofacitinib levels above IC90 through at least 16 hours

CONVENTIONAL ORAL TOFACITINIB CONCENTRATIONS (DOSE 10MG BID)[1]



Tofacitinib tissue concentration (pg/g protein)
2000000.00
1500000.00
1000000.00
500000.00
.00
Median for both groups = 520 ng/g
Median tissue exposure
IC_{90} = 823 ng/g
Non-responders
Responders

Endoscopic improvement by week 16, **P=0.04** for group comparison

NAVICAP-DELIVERED TOFACITINIB CONCENTRATIONS (BT-600 5MG QD AND 10 MG QD)[2]

Hours Post Last Dose	Plasma Concentration ng/mL	Colon Tissue Concentration† Splenic Flexure ng/g	Descending Colon ng/g	Sigmoid Colon ng/g
22–26 hours tissue 20 hours plasma (measured, n=15)	3.0	**338** (28, 649)	**159** (96, 223)	**161** (72, 251)
16 hours projected‡	10	Range **3,000 – 10,000** ng/g		

† Values represent mean (95% confidence interval)
‡ Predicted tissue levels geometric means based on plasma drug level at 16 hours after device ingestion

- Tofacitinib tissue concentrations shown to correlate with endoscopic response, with responders having a median tissue concentration above the estimated IC90
- Projected tofacitinib levels above IC90 through at least 16 hours, with measured levels above IC50 at 24 hours post dose
- NaviCap delivery predicted to enable tissue concentrations associated with improved efficacy with lower systemic exposure

1. Verstockt B, Alsoud D, van Oostrom J, et al. Tofacitinib tissue exposure correlates with endoscopic outcome. Poster presented at: *17th Congress of the European Crohn's and Colitis Organisation* (ECCO), February 18, 2022, virtual.
2. Phase 1 clinical trial data on file, Biora Therapeutics, Inc.

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PHASE 1: SAFETY PARAMETERS BT-600 was well tolerated • All AEs were mild and consistent with those expected in healthy population (headache, constipation) • No evidence of device or drug colon toxicity; colon tissue histology within normal limits • No notable changes or differences in safety laboratory parameters between groups LDL CHOLESTEROL NEUTROPHILS MEAN CHANGES FROM BASELINE (MAD) MEAN CHANGES FROM BASELINE (MAD) BT600: Mean Change from Baseline in BT600: Mean Changes from Baseline in LDL Cholesterol (MAD) Neutrophil (MAD) 1.0 1 Placebo, QD Placebo, QD 5 mg, QD BT-600 5 mg, QD BT-600 0 x7 days x7 days 0.5 3 4 5 6 7 -1 10 mg, QD BT-600 10 mg, QD BT-600 x7 days x7 days 0.0 -2 3 4 5 6 7 -0.5 -3 Time (Days) Time (Days) Phase 1 clinical trial data on file, Biora Therapeutics, Inc. 21 © 2024 Biora Therapeutics, Inc. All rights reserved. LDL Cholesterol Level (mmol/L) Neutrophil Counts 9 (10 /L)

BT-600 IN ULCERATIVE COLITIS

Phase 1 trial results support clinical development plan

PHASE 1	PHASE 1b	PHASE 2
Purpose Provide evidence of NaviCap colonic delivery of a therapeutic	**Purpose** Confirm PK profile in UC patients; inform Ph2 dose selection	**Purpose** Proof of concept: efficacy of tofacitinib delivered via NaviCap
Population 48 healthy participants	**Population** ≈15 UC patients	**Population** ≈150 UC patients
Design Single-center SAD/MAD trial	**Design** Single-center trial	**Design** Global multicenter induction efficacy trial
Endpoints • Safety & tolerability • PK/PD • Device function	**Endpoints** • Safety & tolerability • PK/PD • Device function	**Endpoints** • Clinical and endoscopic response • Mucosal healing • PROs • Biomarkers
COMPLETE	**PLANNED START: Q4 2024** **DURATION: 6 MO**	**PLANNED START: Q4 2025** **DURATION: TBD**

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CONSIDERATIONS FOR COLONIC DELIVERY IN UC Brian Feagan, MD, FRCPC Professor of Medicine Schulich School of Medicine & Dentistry University of Western Ontario Gastroenterologist London Health Sciences Centre, Ontario Sr. Scientific Director Alimentiv, Inc.

Topical treatments can be effective in UC, but challenging to deliver Previous approaches to topical treatment include enemas, rectal foams, suppositories, and oral delayed-release preparations • 5-Aminosalicylates, corticosteroid preparations in mild to moderate disease • Calcineurin inhibitor enemas and suppositories in severe refractory disease Inability to sufficiently reach colon tissue may limit efficacy of systemic treatments • Doses needed to achieve sufficient colon tissue exposure are limited by toxicity risks • Precise topical delivery could result in improved tissue exposure with lower systemic absorption 24 © 2024 Biora Therapeutics, Inc. All rights reserved.

Challenges with existing colonic delivery RECTAL PREPARATIONS COLONIC DELIVERY ORAL FORMULATIONS SHOW POOR COLONIC DISTRIBUTION • Associated with poor retention 2 IN UC PATIENTS • Cannot reach proximal colon • Can be embarrassing for patients EXISTING COLONIC DELIVERY ORAL CAPSULES • pH-sensitive polymers, enzyme sensitive systems • Highly variable delivery in colon, often disintegrate in upper GI tract or 1 are retrieved intact 2 • Limited drug exposure in the distal colon, especially in UC • Often require solid-dose formulations which need solubilization UC: 91% (proximal) vs. 9% (distal) in the colon, limiting uptake Healthy: 69% (proximal) vs. 31% (distal) • Reliant on variable GI conditions including pH, motility, water content, and bacterial enzymes 1. Ibekwe, V.C., Fadda, H.M., McConnell, E.L. et al. Interplay Between Intestinal pH, Transit Time and Feed Status on the In Vivo Performance of pH Responsive Ileo-Colonic Release Systems. Pharm Res 25, 1828–1835 (2008). 25 ©2. 20H 24 e bde Biorn a J T M h, e B ra la pe ck u s th ic a sw , I n Pc E. , A Pl e l rrk ig in hs t s A r C e,s W eri v le so d. n CG, Spiller RC. Limited exposure of the healthy distal colon to orally-dosed formulation is further exaggerated in active left-sided ulcerative colitis. Aliment Pharmacol Ther. 2000 Feb;14(2):155-61.

Colon tissue drug exposure and activity correlates with endoscopic outcomes 1 p = 0.04 TOFACITINIB TISSUE EXPOSURE HIGHER IN RESPONDERS 30 UC patients with active endoscopic disease Tx with XELJANZ (tofacitinib) and prospectively monitored • Higher tofacitinib tissue exposure was associated with endoscopic improvement by week 16 (p=0.04) 2 ANTI-TNF TISSUE EXPOSURE HIGHER IN ENDOSCOPIC RESPONDERS 30 UC patients on active maintenance therapy with REMICADE (infliximab) or HUMIRA (adalimumab) with tissue < blood and endoscopic assessment • While there was a correlation between serum and tissue drug levels, areas of tissue with active inflammation acted as a sink for the anti-TNF antibody • The ratio of anti-TNF to TNF cytokine levels was higher in patients in endoscopic remission Figure 4: Mean drug to tumour necrosis factor (TNF) ratios in tissue with none, mild, moderate and severe inflammation (n.s., not significant). 3 VEDOLIZUMAB TISSUE EXPOSURE HIGHER IN ENDOSCOPIC RESPONDERS 37 IBD patients with active endoscopic disease Tx with ENTYVIO (vedolizumab) and prospectively monitored • Patients with endoscopic remission or response had significantly higher tissue drug levels (p=0.04) • Authors suggest targeting vedolizumab tissue levels to optimize Tx in patients with no or loss of response 1. Verstockt B, Alsoud D, van Oostrom J, et al. Tofacitinib tissue exposure correlates with endoscopic outcome. Poster presented at: 17th Congress of the European Crohn’s and Colitis Organisation (ECCO), February 18, 2022, virtual. 2. Yarur AJ, Jain A, Sussman DA, et al. The association of tissue anti-TNF drug levels with serological and endoscopic disease activity in inflammatory bowel disease: the ATLAS study. Gut. 2016;65(2):249-255. doi:10.1136/gutjnl-2014-308099 26 3. Pauwels RWM, Proietti E, van der Woude CJ, et al. Vedolizumab Tissue Concentration Correlates to Mucosal Inflammation and Objective Treatment Response in Inflammatory Bowel Disease. Inflamm Bowel Dis. 2021;27(11):1813-1820. doi:10.1093/ibd/izab053 © 2024 Biora Therapeutics, Inc. All rights reserved.

PHASE 1 MAD: COLON TISSUE EXPOSURE NaviCap colonic delivery achieves higher tissue to plasma concentration ratio at lower dose CONVENTIONAL TOFACITINIB BT-600 DESCENDING COLON BT-600 SIGMOID COLON 2 1 2 10 MG BID 5 MG AND 10 MG QD 5 MG AND 10 MG QD 10 ng/mL: 4705 ng/g 10 ng/mL: 393 ng/g 10 ng/mL: 3094 ng/g ρ = 0.92 ρ = 0.92 p < 0.001 p < 0.001 Plasma Concentration (ng/mL) • Correlation between plasma and tissue levels was used to model tissue levels at earlier time points • NaviCap colonic delivery achieves higher tissue to plasma concentration ratio at lower dose • Potential for improved efficacy with tissue exposure above IC90, with lower systemic absorption 1. Verstockt B., et al., . Tofacitinib tissue exposure correlates with endoscopic outcome. Poster presented at: Digestive Disease Week, May 21, 2022, virtual. 27 2. Phase 1 clinical trial data on file, Biora Therapeutics, Inc. © 2024 Biora Therapeutics, Inc. All rights reserved. Tissue Concentration (ng/g)

Key goals for successful topical colonic delivery

1. CONSISTENT PHARMACOKINETICS	Colonic delivery regardless of GI motility, which can vary between patients and across disease activity	✓ **Demonstrated in BT-600 Phase 1 trial and in NaviCap scintigraphy device function studies**
2. PRECISION RELEASE	Reliable delivery in the colon, rather than the upper GI tract	✓ **No early releases in BT-600 Phase 1 trial**
3. TISSUE EXPOSURE	Tissue exposure along the length of the colon	✓ **Demonstrated in BT-600 Phase 1 trial and in NaviCap scintigraphy device function studies**

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The NaviCap platform accurately delivers drug to colon • Could achieve desired tissue exposure while decreasing undesired systemic exposure • Could deliver better than current 20–30% efficacy rates while also enabling combination therapies • NaviCap platform could be used for multiple drugs and drug classes 30 © 2024 Biora Therapeutics, Inc. All rights reserved.